UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied DNA Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! APPLIED DNA SCIENCES, INC. ATTN: BETH JANTZEN 50 HEALTH SCIENCES DRIVE STONY BROOK,NY 11790 APPLIED DNA SCIENCES, INC. 2024 Annual Meeting Vote by September 29, 2024 11:59 PM ET You invested in APPLIED DNA SCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 30, 2024. Vote Virtually at the Meeting* September 30, 2024 10:00 AM EST Virtually at: www.virtualshareholdermeeting.com/APDN2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V55407-P16428 Get informed before you vote View the Notice and Proxy Statement, Annual Report on Form 10-K and Form 10-K/A online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 16, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V55408-P16428 1. Election of Directors For Nominees: 01) James A. Hayward 02) Robert B. Catell 03) Joseph D. Ceccoli 04) Yacov A. Shamash 05) Sanford R. Simon 06) Elizabeth M. Schmalz Shaheen 2. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024; For 3. Grant of discretionary authority for 12 months to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to authorize a reverse stock split of common stock, at a ratio in the range from one-for-five to one-for-fifty, with such specific ratio to be determined by the Company’s Board of Directors following the Annual Meeting; and For 4. Approval, in accordance with Nasdaq listing rule 5635(d), of the exercisability of certain common stock purchase warrants, and the issuance of the common stock underlying such warrants, which warrants were issued in connection with an offering of securities of the Company that occurred on May 28, 2024. For